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CONTACTS:
MIKE EL-HILLOW                                  CATHY KAWAKAMI
EXECUTIVE VICE PRESIDENT,                       DIRECTOR OF INVESTOR RELATIONS
CHIEF FINANCIAL OFFICER                         ADVANCED ENERGY INDUSTRIES, INC.
ADVANCED ENERGY INDUSTRIES, INC.                970-407-6732
970-407-6570                                    cathy.kawakami@aei.com
mike.el-hillow@aei.com

FOR IMMEDIATE RELEASE

               ADVANCED ENERGY REPORTS SECOND QUARTER 2003 RESULTS

FORT COLLINS, COLORADO (JULY 24, 2003)--Advanced Energy Industries, Inc. (Nasdaq: AEIS) today reported financial results for the second quarter ended June 30, 2003. Advanced Energy is a leading global provider of critical solutions used in the production of semiconductors, flat panel displays, data storage products and other advanced thin film applications.

Revenue for the second quarter of 2003 was $62.9 million, a decrease of 7 percent compared to second quarter 2002 revenue of $67.9 million. Revenue for the second quarter of 2003 increased 12 percent compared to first quarter 2003 revenue of $56.2 million. Net loss for the second quarter of 2003 was $5.8 million, or $0.18 per share compared to the second quarter 2002 net loss of $5.1 million, or $0.16 per share. This compares to the first quarter 2003 net loss of $8.6 million, or $0.27 per share.

Revenue for the six months ended June 30, 2003 was $119.1 million versus $110.8 million for the first six months of 2002. Net loss for the 2003 six-month period was $14.4 million, or $0.45 per share, compared with a net loss of $13.9 million, or $0.43 per share, for the 2002 six-month period.

Doug Schatz, chairman and chief executive officer, said, "Our second quarter results were in line with our expectations. Revenue came in slightly above our prior guidance range as we experienced some pick-up in demand in our power and mass flow control product groups. We believe our demand momentum will continue to increase moderately in the near term as we continue to penetrate new and existing markets.

"Advanced Energy is well-positioned to extend our market and technology positions by leveraging our product portfolio in power, flow, plasma and ion sources, and thermal products to solve critical manufacturing issues," said Mr. Schatz. "Our commitment to investment in research and development focused on our four key technology areas strengthens our product offerings and opportunities, providing greater competitive advantage to our customers."


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Based on information currently available, the Company expects third quarter revenue to increase 3 to 8 percent, in the $65 million to $68 million range, and expects a loss per share range of $0.11 to $0.13.

SECOND QUARTER 2003 CONFERENCE CALL

Management will host a conference call today, Thursday, July 24, 2003 at 5:00 pm Eastern time to discuss the financial results. You may access this conference call by dialing 888-713-4717. International callers may access the call by dialing 706-679-7720. For a replay of this teleconference, please call 706-645-9291, code 8359784. The replay will be available through Thursday, July 31, 2003. There will also be a webcast available at www.advanced-energy.com.

ABOUT ADVANCED ENERGY

Advanced Energy is a global leader in the development and support of technologies critical to high-technology manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, compact discs, digital video discs, architectural glass, and other advanced product applications.

Leveraging a diverse product portfolio and technology leadership, AE creates solutions that maximize process impact, improve productivity and lower cost of ownership for its customers. This portfolio includes a comprehensive line of technology solutions in power, flow, thermal management, plasma and ion beam sources, and integrated process monitoring and control for original equipment manufacturers (OEMs) and end-users around the world.

AE operates in regional centers in North America, Asia and Europe and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, AE is a publicly held company traded on the Nasdaq National Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries, the timing of orders received from our customers, our ability to execute on the cost reduction initiatives currently underway, and other risks described in Advanced Energy's Form 10-K, Forms 10-Q as well as other reports and statements, as filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained by


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contacting Advanced Energy's investor relations at 970-407-6732. The company assumes no obligation to update the information in this press release.


                                      ###


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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                Three Months Ended June 30,      Six Months Ended June 30,
                                                                   2003            2002            2003            2002
                                                               ------------    ------------    ------------    ------------

Sales                                                          $     62,946    $     67,893    $    119,104    $    110,780
Cost of sales                                                        42,673          43,581          80,881          73,094
                                                               ------------    ------------    ------------    ------------
Gross profit                                                         20,273          24,312          38,223          37,686

Operating expenses:
     Research and development                                        12,551          12,587          25,918          23,835
     Sales and marketing                                              8,261           8,712          16,591          15,463
     General and administrative                                       5,518           7,030          11,147          13,828
     Restructuring charges                                              768              --           2,277              --
     Litigation damages                                                  --           5,313              --           5,313
                                                               ------------    ------------    ------------    ------------
          Total operating expenses                                   27,098          33,642          55,933          58,439

Loss from operations                                                 (6,825)         (9,330)        (17,710)        (20,753)

Other (expense) income, net                                          (2,340)          1,424          (5,090)           (573)
                                                               ------------    ------------    ------------    ------------
Loss before income taxes                                             (9,165)         (7,906)        (22,800)        (21,326)
Benefit for income taxes                                             (3,391)         (2,767)         (8,436)         (7,464)
                                                               ------------    ------------    ------------    ------------
Net loss                                                       $     (5,774)   $     (5,139)   $    (14,364)   $    (13,862)
                                                               ============    ============    ============    ============

Basic and diluted net loss per share                           $      (0.18)   $      (0.16)   $      (0.45)   $      (0.43)

Basic and diluted weighted-average common shares outstanding         32,206          32,045          32,183          31,959
                                                               ------------    ------------    ------------    ------------

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS)


                                                                    June 30,     December 31,
                                                                      2003           2002
                                                                  ------------   ------------

ASSETS

Current Assets:
     Cash and cash equivalents                                    $     46,383   $     70,188
     Marketable securities                                             102,969        102,159
     Accounts receivable                                                44,776         43,885
     Income tax receivable                                              14,078         14,720
     Inventories                                                        55,727         57,306
     Other current assets                                                7,265          6,828
     Deferred income tax assets, net                                    26,160         17,510
                                                                  ------------   ------------
Total current assets                                                   297,358        312,596

Property and equipment, net                                             41,404         41,178

Deposits and other                                                       5,195          5,181
Goodwill and intangibles, net                                           86,255         86,601
Deferred debt issuance costs                                             3,541          4,091
Demonstration and customer service equipment, net                        5,343          6,086
                                                                  ------------   ------------
Total assets                                                      $    439,096   $    455,733
                                                                  ============   ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Trade accounts payable                                       $     18,988   $     16,055
     Other current liabilities                                          26,534         31,064
     Current portion of capital leases and senior borrowings            13,006         15,197
     Accrued interest payable on convertible subordinated notes          2,460          2,338
                                                                  ------------   ------------
Total current liabilities                                               60,988         64,654

Long-term Liabilities:
    Capital leases and senior borrowings                                 8,078         10,665
    Other long-term liabilities                                            618            694
    Deferred income tax liability, net                                   9,392          8,663
    Convertible subordinated notes payable                             187,718        187,718
                                                                  ------------   ------------
Total long-term liabilities                                            205,806        207,740

Total liabilities                                                      266,794        272,394

Stockholders' equity                                                   172,302        183,339
                                                                  ------------   ------------
Total liabilities and stockholders' equity                        $    439,096   $    455,733
                                                                  ============   ============

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)


                                                    Six Months Ended June 30,
                                                      2003              2002
                                                   ----------       ----------

NET CASH USED IN OPERATING ACTIVITIES              $  (10,785)      $  (16,310)

NET CASH USED IN INVESTING ACTIVITIES                  (9,672)         (29,026)

NET CASH USED IN FINANCING ACTIVITIES                  (3,692)          (2,176)

EFFECT OF CURRENCY TRANSLATION ON CASH                    344            1,700
                                                   ----------       ----------
DECREASE IN CASH AND CASH EQUIVALENTS                 (23,805)         (45,812)
CASH AND EQUIVALENTS, beginning of period              70,188           81,955
                                                   ----------       ----------
CASH AND EQUIVALENTS, end of period                $   46,383       $   36,143
                                                   ==========       ==========